Exhibit 99.2

Investor Contact:

Erica Abrams, The Blueshirt Group for Borland

415.217.7722

erica@blueshirtgroup.com

Borland Reports Fourth Quarter 2005 Financial Results

Cupertino, Calif. – February 8, 2006— Borland Software Corporation (Nasdaq: BORL), the global leader in platform-independent solutions for Software Delivery Optimization (SDO), today announced financial results for its fourth quarter ended December 31, 2005. In a separate release, Borland announced that it has agreed to acquire Segue Software, Inc. and divest its IDE product lines, setting the course for the acceleration of its SDO vision.

Revenues for the fourth quarter were $71.0 million, GAAP net loss was $9.6 million, or $(0.13) per share, and Non-GAAP net loss was $4.2 million, or $(0.05) per share.

“Our announcements today are part of our strategic plan to return Borland to growth and profitability and improve shareholder value,” stated Kenneth R. Hahn, senior vice president and CFO of Borland. “While 2006 will involve significant operational transition, we are committed to continuing revenue growth in our ALM products and achieving profitability in the fourth quarter. The simplification of the business from a channel perspective will allow a more streamlined and efficient economic model, focused on a growing market.”

Business Outlook

Management provided revenue guidance for the quarter ending March 31, 2006 of $65 million to $67 million. The company plans to provide full P&L guidance after the closing of the announced transactions.

Conference Call Information

Borland Software Corporation will hold a conference call and simultaneous Webcast to discuss recent announcements today, Wednesday, February 8, 2006 at 11 a.m. PT. To participate, please dial 866-249-5225. To access the live Webcast, please visit the Investor Relations section of Borland’s website at least 30 minutes prior to the scheduled time to download any necessary audio or plug-in software. A replay will be available approximately two hours after the conference call ends and will be available until February 23, 2006 at 12:00 a.m. PT. Please dial (800) 405-2236 or (303) 590-3000, with passcode 11050769 to access the replay. The archived Webcast will also be available on our website.

Non-GAAP Financial Measures

Borland provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Internally, Borland reviews its Non-GAAP consolidated statement of operations, including calculations of Non-GAAP gross profit, operating income (loss), net income (loss) and net income (loss) per share, which exclude as applicable severance and restructuring charges, stock-based compensation charges, amortization of intangible and other assets, acquisition-related expenses, acquired in-process research and development expense, gains and losses on sales of investments, and the related tax effect and other tax expense not related to ongoing operations, to evaluate its ongoing operations and to allocate resources within the organization.

Borland’s management does not itself, nor does it suggest that investors should, consider such Non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Borland presents such Non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Borland’s operating results in a manner that focuses on what management believes to be Borland’s ongoing business operations. Management believes that the inclusion of Non-GAAP financial measures provides consistency and comparability with past reports of financial results and historically provided comparability to similar companies in Borland’s industry. Investors should note, however, that the Non-GAAP financial measures used by Borland may not be the same Non-GAAP financial measures as, and may not be calculated in the same manner as, that of other companies. Borland’s management believes it is useful for the company and investors to review both GAAP information that includes the expenses, charges, gains, and losses mentioned below and the Non-GAAP consolidated statement of operations, including calculations of Non-GAAP gross profit, operating income (loss), net income (loss) and net income (loss) per share that exclude such charges to have a better understanding of the overall performance of Borland’s business and its ability to perform in subsequent periods. Whenever Borland uses such a Non-GAAP financial measure, it provides a reconciliation of Non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measure.

Borland excludes restructuring charges, including (i) employee severance and other termination benefits, (ii) lease termination costs and other expenses associated with exiting a facility, (iii) disposition of fixed assets, and (iv) other costs associated with terminating contracts, from its Non-GAAP consolidated statement of operations, including its calculations of Non-GAAP gross profit, operating income (loss), net income (loss) and net income (loss) per share. Expenses related to severance and restructuring have, in some cases, had a significant cash impact and effect on Borland’s results of operations, including its net income (loss) as measured in accordance with GAAP. However, Borland’s management believes such severance and restructuring charges incurred to realign its operating expenses with its anticipated future revenues and, consequently, does not consider these severance and restructuring costs as a normal component of its expenses related to ongoing operations. As a result, Borland’s management believes it is useful for itself and investors to review both GAAP information that includes such charges and Non-GAAP financial measures that exclude these charges to have a better understanding of the overall performance of Borland’s ongoing business operations and its performance in the periods presented. In accordance with GAAP, Borland regularly amortizes the remaining value of certain intangible assets over various periods. However, these amortization expenses result in no ongoing cash expenditures and otherwise have no material impact on Borland’s ongoing business operations. Similarly, from time to time, Borland undertakes strategic acquisitions and investments. The expenses related to such acquisitions and investments and the gains and losses on investments that are ultimately sold or otherwise disposed of may or may not result in a significant cash impact or effect on net income (loss) as measured in accordance with GAAP, but their impact is not directly related to Borland’s ongoing business activities in such periods. Borland believes that examination of both GAAP information that includes such charges and Non-GAAP financial measures that exclude such expenses provide management with information valuable to allocating available resources. Borland believes that if it did not provide such Non-GAAP financial information, investors would not have all the necessary data to analyze Borland’s ongoing operations.

About Borland

Founded in 1983, Borland Software Corporation (NASDAQ: BORL) is the global leader in Software Delivery Optimization. The company provides the software and services that align the people, processes and technology required to maximize the business value of software. To learn more about delivering quality software, on time and within budget, visit: http://www.borland.com.

Borland and all other Borland brand and product names are service marks, trademarks or registered trademarks of Borland Software Corporation in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This release contains “forward-looking statements” as defined under the Federal Securities Laws, including the Private Securities Litigation Reform Act of 1995 and is subject to the safe harbors created by such laws. All statements that are not historical are forward-looking. Such forward-looking statements include statements regarding Borland’s strategic focus, near-term and long-term outlook, anticipated financial performance in the coming quarter, benefits and synergies of the proposed acquisition of Segue Software, Inc., the growth of the ALM market and Borland’s ALM solutions, future product offerings by the combined company and Borland’s plan to seek a buyer of its business dedicated to the Integrated Developer Environment (IDE) (including the Delphi, C++ Builder, C# Builder and JBuilder product lines). Actual results could differ materially from those contained in the forward-looking statements and are based on current expectations that involve a number of risks and uncertainties, including, but not limited to, the receipt and timing of regulatory approvals for the proposed acquisition; the possibility that the acquisition will not close; the reaction of customers to the acquisition; the reaction by competitors to the proposed acquisition and the potential for increased pricing pressure by such competitors; Borland’s ability to successfully integrate Segue’s operations and employees; costs associated with the acquisition and Borland’s ability to manage its expenses following the closing; the Company’s reduced cash position following the acquisition; the results of our exploration of the sale of Borland’s IDE product lines; diversion of management attention from other business concerns due to the proposed transactions; undisclosed or unanticipated liabilities and risks resulting from the proposed transactions; our ability to sell multi-product solutions for the application development lifecycle; the effects of a longer sales cycle as we increase our focus on larger enterprise customers; market acceptance and adoption of our products and services including our enterprise software development solutions; our ability to enhance the quality and scalability of our products to meet the needs of our customers; our ability to retain key personnel and hire new leaders to support our business transition; and general industry trends, general economic factors and capital market conditions. These and other risks may be detailed from time to time in Borland’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to its latest Annual Report on Form 10-K, and its latest quarterly report on Form 10-Q, copies of which may be obtained from http://www.sec.gov. Borland is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. Information contained in our website is not incorporated by reference in, or made part of this press release.

(TABLES TO FOLLOW)

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BORLAND SOFTWARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	December 31, 2005	December 31, 2004
ASSETS
Cash and cash equivalents and short-term investments	$175,078	$221,198
Accounts receivable, net	54,405	62,924
Property and equipment, net	17,837	16,117
Goodwill and acquired intangibles, net	191,237	195,020
Other assets	26,281	20,024

Total assets	$464,838	$515,283

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deferred revenues	$57,179	$51,647
Other current liabilities	80,177	80,923

Total current liabilities	137,356	132,570
Other long-term liabilities	14,166	6,333
Stockholders’ equity	313,316	376,380

Total liabilities and stockholders’ equity	$464,838	$515,283

BORLAND SOFTWARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Licenses and other revenues	$42,223	$56,004	$163,182	$214,021
Service revenues	28,782	26,511	113,561	95,527

Total net revenues	71,005	82,515	276,743	309,548

Cost of licenses and other revenues	2,494	2,780	8,884	9,426
Cost of service revenues	11,318	7,905	39,956	25,963
Amortization of acquired intangibles	2,493	2,394	10,043	9,718

Cost of revenues	16,305	13,079	58,883	45,107

Gross profit	54,700	69,436	217,860	264,441

Selling, general and administrative expenses	46,570	42,537	173,002	167,833
Research and development expenses	14,712	16,803	57,687	68,093
Restructuring, amortization of other intangibles, acquisition-related expenses and other charges	1,707	1,605	21,078	9,841

Total operating expenses	62,989	60,945	251,767	245,767

Operating income (loss)	(8,289)	8,491	(33,907)	18,674
Gain on sale of equity investment	—	—	4,680	—
Interest and other income, net	1,331	947	5,155	1,734

Income (loss) before income taxes	(6,958)	9,438	(24,072)	20,408
Income tax provision	2,624	1,467	4,384	9,038

Net income (loss)	$(9,582)	$7,971	$(28,456)	$11,370

Net income (loss) per share:
Net income (loss) per share—basic	$(0.13)	$0.10	$(0.37)	$0.14
Net income (loss) per share—diluted	$(0.13)	$0.10	$(0.37)	$0.14
Shares used in computing basic net income (loss) per share	76,301	80,505	77,557	80,425
Shares used in computing diluted net income (loss) per share	76,301	82,932	77,557	82,052

BORLAND SOFTWARE CORPORATION

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended December 31, 2005			Three Months Ended December 31, 2004
	GAAP	Non-GAAP Adjustments	Non-GAAP	GAAP	Non-GAAP Adjustments	Non-GAAP
Licenses and other revenues	$42,223	$—	$42,223	$56,004	$—	$56,004
Service revenues	28,782	—	28,782	26,511	—	26,511

Total net revenues	71,005	—	71,005	82,515	—	82,515

Cost of licenses and other revenues	2,494	—	2,494	2,780	—	2,780
Cost of service revenues	11,318	—	11,318	7,905	—	7,905
Amortization of acquired intangibles (a)	2,493	(2,493)	—	2,394	(2,394)	—

Cost of revenues	16,305	(2,493)	13,812	13,079	(2,394)	10,685

Gross profit	54,700	2,493	57,193	69,436	2,394	71,830

Selling, general and administrative expenses (b)(c)	46,570	(1,403)	45,167	42,537	—	42,537
Research and development expenses (c)	14,712	(80)	14,632	16,803	—	16,803
Restructuring, amortization of other intangibles, acquisition-related expenses and other charges (d)	1,707	(1,707)	—	1,605	(1,605)	—

Total operating expenses	62,989	(3,190)	59,799	60,945	(1,605)	59,340

Operating income (loss)	(8,289)	5,683	(2,606)	8,491	3,999	12,490
Interest and other income, net	1,331	—	1,331	947	—	947

Income (loss) before income taxes	(6,958)	5,683	(1,275)	9,438	3,999	13,437
Income tax provision (e)	2,624	277	2,901	1,467	532	1,999

Net income (loss)	$(9,582)	$5,406	$(4,176)	$7,971	$3,467	$11,438

Net income (loss) per share:
Net income (loss) per share—basic	$(0.13)	$0.08	$(0.05)	$0.10	$0.04	$0.14
Net income (loss) per share—diluted	$(0.13)	$0.08	$(0.05)	$0.10	$0.04	$0.14
Shares used in computing basic net income (loss) per share	76,301		76,301	80,505		80,505
Shares used in computing diluted net income (loss) per share	76,301		76,301	82,932		82,932

Non-GAAP results for the three months ended December 31, 2005 and 2004 exclude the following items, which are included in Borland’s Consolidated Statements of Operations when presented in accordance with GAAP:

(a)	Amortization of intangible assets resulting from acquisitions

(b)	Severance paid to former chief executive officer

(c)	Stock-based compensation related to the issuance of restricted stock

(d)	Restructuring expenses and reversals, amortization of other intangible assets, acquisition-related stock-based compensation expenses and the expensing of acquired in-process research and development

(e)	Income tax effect on Non-GAAP items and other tax expense not related to ongoing operations

BORLAND SOFTWARE CORPORATION

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Year Ended December 31, 2005			Year Ended December 31, 2004
	GAAP	Non-GAAP Adjustments	Non-GAAP	GAAP	Non-GAAP Adjustments	Non-GAAP
Licenses and other revenues	$163,182	$—	$163,182	$214,021	$—	$214,021
Service revenues	113,561	—	113,561	95,527	—	95,527

Total net revenues	276,743	—	276,743	309,548	—	309,548

Cost of licenses and other revenues	8,884	—	8,884	9,426	—	9,426
Cost of service revenues	39,956	—	39,956	25,963	—	25,963
Amortization of acquired intangibles (a)	10,043	(10,043)	—	9,718	(9,718)	—

Cost of revenues	58,883	(10,043)	48,840	45,107	(9,718)	35,389

Gross profit	217,860	10,043	227,903	264,441	9,718	274,159

Selling, general and administrative expenses (b)(c)	173,002	(2,603)	170,399	167,833	—	167,833
Research and development expenses (c)	57,687	(80)	57,607	68,093	—	68,093
Restructuring, amortization of other intangibles, acquisition-related expenses and other charges (d)	21,078	(21,078)	—	9,841	(9,841)	—

Total operating expenses	251,767	(23,761)	228,006	245,767	(9,841)	235,926

Operating income (loss)	(33,907)	33,804	(103)	18,674	19,559	38,233
Gain on sale of equity investment (e)	4,680	(4,680)	—	—	—	—
Interest and other income, net	5,155	—	5,155	1,734	—	1,734

Income (loss) before income taxes	(24,072)	29,124	5,052	20,408	19,559	39,967
Income tax provision (f)	4,384	1,436	5,820	9,038	677	9,715

Net income (loss)	$(28,456)	$27,688	$(768)	$11,370	$18,882	$30,252

Net income (loss) per share:
Net income (loss) per share—basic	$(0.37)	$0.36	$(0.01)	$0.14	$0.24	$0.38
Net income (loss) per share—diluted	$(0.37)	$0.36	$(0.01)	$0.14	$0.23	$0.37
Shares used in computing basic net income (loss) per share	77,557		77,557	80,425		80,425
Shares used in computing diluted net income (loss) per share	77,557		77,557	82,052		82,052

Non-GAAP results for the years ended December 31, 2005 and 2004 exclude the following items, which are included in Borland’s Consolidated Statements of Operations when presented in accordance with GAAP:

(a)	Amortization of intangible assets resulting from acquisitions

(b)	Severance paid to former chief executive officers

(c)	Stock-based compensation related to the issuance of restricted stock

(d)	Restructuring expenses and reversals, amortization of other intangible assets, acquisition-related stock-based compensation expenses and the expensing of acquired in-process research and development

(e)	Gain on the sale of an equity investment

(f)	Income tax effect on Non-GAAP items and other tax expense not related to ongoing operations